UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 N. Broadway, St. Louis, Missouri 63102-2188

(Address of principal executive offices and zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 21, 2013, Stifel Financial Corp. (the “Company”) communicated to its employees that it will be closing the business operations of its Canadian subsidiary, Stifel Nicolaus Canada, Inc. (“Stifel Nicolaus Canada”), which maintains offices in Toronto and Calgary, beginning on August 23, 2013. During 2012, Stifel Nicolaus Canada generated net revenues of $18.8 million, or 1.2% of the Company’s consolidated net revenues.

The Company is working with the Investment Industry Regulatory Organization of Canada (IIROC) to discontinue the business operations of Stifel Nicolaus Canada, which is expected to be completed by the end of 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: August 22, 2013	By:	/s/ James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	Senior Vice President and Chief Financial Officer

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